REINSTATEMENT OF AND FIRST AMENDMENT TO
AND JOINDER AND RATIFICATION OF
PURCHASE AND SALE AGREEMENT

THIS REINSTATMENT OF AND FIRST AMENDMENT TO AND JOINDER AND RATIFICATION OF PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made as of June 8, 2007, by and between FS TOWNE CROSSING, L.P., a Texas limited partnership (the “FS Seller”), and FOUNTAIN GREEN, L.C., a Utah limited liability company (the “FG Seller”) (the FS Seller and the FG Seller are jointly referred to herein as the “Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Purchaser”).

RECITALS:

A. The FS Seller and Purchaser executed an Purchase and Sale Agreement dated February 21, 2007 (the “Contract”), pursuant to the terms and conditions of which the FS Seller agreed to convey and Purchaser agreed to purchase certain real estate situated in Mansfield, Tarrant County, Texas, as more particularly described therein (the “Property”).

B. The following parties own undivided interests as tenants in common in the Property:

Interest

FG Seller	18.21%
FS Seller	81.79%

C. Seller and Purchaser have agreed to make certain amendments, modifications and ratifications to the Contract as expressly set forth in this First Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

2. Amendments to Contract. The Contract is amended as follows:

a. Section 1. Identification of Parties is amended to read in its entirety as follows:

1. IDENTIFICATION OF PARTIES

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of February 21, 2007, between FS TOWNE CROSSING, L.P., a Texas limited partnership, and FOUNTAIN GREEN, L.C., a Utah limited liability company (jointly, “Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Purchaser”).

b. The first paragraph of Section 3 of the Contract is amended and restated as follows:

“The purchase price for the Property is Twenty One Million, Six Hundred Thousand and No/100 Dollars ($21,600,000) (the “Purchase Price”) and shall be paid to Seller by Purchaser (a) assuming the outstanding principal balance at Closing (hereinafter defined) of the existing loan in the original principal amount of $15,760,000 (“the “Loan”) made to Seller by Key Corp Real Estate Capital Markets, Inc. now held by Freddie Mac (the “Lender”), (b) paying the balance of the Purchase Price by wire transfer of immediately available funds at the Closing, net of all prorations and adjustments as provided herein and (c) paying the Seller for all escrow and reserves held by the Lender.”

c. SmartMoves® Contract Number S0301042 dated May 22, 2003, between Southwestern Bell Telephone, L.P. and FS Towne Crossing, L.P., as evidenced by Memorandum of Contract dated May 22, 2003 recorded August 5, 2003 in Volume 17021, Page 148 of the Real Property Records of Tarrant County, Texas, is a Non-Cancellable Contract, as defined in Section 5(e) of the Contract, and is to be listed on Exhibit F attached to the Contract.

c. A new subsection (e) is added to Section 7, as follows:

(e) Purchaser acknowledges receipt of the loan documents evidencing and securing the Loan (the “Loan Documents”) and, subject to the matter referred to in Section 8(d) below, hereby approves same. Purchaser acknowledges that it has made application to Lender to assume the Loan, including paying all required fees and deposits and providing all required information.

d. A new subsection (d) is added to Section 8 as follows:

(d) Approval by the Lender of the assumption of the Loan, the agreement of lender that publicly traded REIT shares of the assuming borrower’s limited partner may be freely transferred without violating due-on-sale provisions, and without any other changes in the terms of the Loan other than the substitution of guarantors/key principals.

e. It shall be a condition precedent to Seller’s obligation to consummate the purchase and sale transaction contemplated herein that Lender (i) consent to the transfer of the Property to Purchaser and the assumption of the Loan by Purchaser and (ii) release Seller and any affiliate of Seller, including Wendell A. Jacobson or any other individual guarantor, from any and all liability under the Loan Documents arising from any matter occurring on or after the Closing Date. In the event that such condition precedent is not satisfied, Seller shall give written notice thereof to the Purchaser and Escrow Agent, the Deposit shall be returned to the Purchaser and the Contract shall terminate and both Seller and Purchaser shall thereafter be relieved from any and all liability under the Contract except for the indemnification and hold harmless provisions contained in Section 7.

f. A new subsection (m) is added to Section 10 as follows:

(m) An assumption agreement pursuant to which the Seller consents to Purchaser’s assumption of the Loan as required by Lender (the “Assumption Agreement”).

g. A new subsection (e) is added to Section 11 as follows:

(e) The Assumption Agreement and such other documents required by Lender in connection with Purchaser’s assumption of the Loan, including the written agreement of any substitute guarantor.

h. A new subsection (e) is added to Section 12 of the Contract as follows:

(e) Interest on the Loan.

i.	The first sentence of Section 13 is amended and restated as follows:
j.	“The purchase and sale contemplated herein shall close at the offices of the Escrow Agent within thirty (30) days after
Lender’s approval of the Purchaser’s assumption of the Loan or at such other time, date and place as the parties shall mutually agree. If Lender has not approved the Purchaser’s assumption of the Loan (including the matters set forth in
Sections 2(d) and (e) above) within sixty (60) days after the date hereof, either party shall have the right to terminate this
Agreement and both Seller and Purchaser shall thereafter be relieved from any and all liability under the Contract except for the indemnification and hold harmless provisions contained in Section 7. If Purchaser shall be in default of any of its obligations hereunder, including those set forth in Section 14, the Deposit shall be paid to Seller. If Purchaser shall not be in default of any of its obligations hereunder, including those set forth in Section 14, the Deposit shall be paid to
Purchaser.”
Section 14 is amended to add the following sentence at the end of the Section:

Purchaser will be responsible for any costs and fees involved in assuming the Loan. Purchaser agrees to use best efforts to obtain the approval of the Lender, but if the Lender refuses to consent to the assumption then this Agreement shall terminate without liability of Seller or Purchaser to the other except for Purchaser’s indemnification obligations under Section 7 and, so long as Purchaser has complied with its obligations regarding loan assumption, the Deposit shall be returned to Purchaser.

3. Increase to the Deposit. Concurrent with the execution hereof, Purchaser shall deposit the sum of One Million Dollars ($1,000,000) (herein, the “Additional Earnest Money) with the Escrow Agent, which Additional Earnest Money shall be immediately released to the Seller. The Additional Earnest Money shall be a part of the Deposit and applied to the Purchase Price at Closing. All references in the Contract to Seller receiving the Deposit shall include retaining the Additional Earnest Money and all references in the Contract to Purchaser receiving a refund or return of the Deposit shall include the requirement of Seller to return the Additional Earnest Money to Purchaser.

4. Other Agreements. Section 19(r) of the Contract is hereby deleted. Section 19(q) of the Contract remains in effect.

5. Joinder and Ratification of FG Seller. FG Seller hereby joins in the Contract as a selling party as to a 18.21% undivided interest as tenant in common. FS Seller acknowledges and ratifies the Contract, as amended hereby, and all of its terms and provisions. FG Seller hereby advises Purchaser that it will either (a) convey its 18.21% undivided interest in the Property directly to Purchaser at Closing, or (b) reconvey its 18.21% undivided interest in the Property to FS Seller and FS Seller will convey the entire Property to Purchaser at Closing.

6. Due Diligence Period. Purchaser and Seller acknowledge that the Due Diligence Period has expired and the Initial Deposit is non-refundable to Purchaser, except in the event of a default by Seller, the failure of a Purchaser’s condition precedent, or a casualty or condemnation that permits the Purchaser or Seller to terminate the Contract.

7. Conflicts. In the event of any conflict between the terms of this First Amendment and the Contract, the terms of this First Amendment shall prevail.

8. Headings. The heading or captions of the paragraphs in this First Amendment are for convenience only and do not limit or expand the construction and intent of the contents of the respective paragraph.

9. Binding Effect. This First Amendment is binding upon and inures to the benefit of the parties and their respective successors and assigns, but this reference to assigns is not a consent to assignment by Purchaser.

10. Counterparts; Facsimile Signatures. This First Amendment may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument. Facsimile or electronic signatures are binding on the party providing them.

11. Ratification. The Contract as amended and modified by this First Amendment is ratified and confirmed by the parties and remains in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment as of the date first above written.

[Signatures on following page]

Signature Page of Seller to First Amendment to and
Joinder and Ratification of Agreement of Purchase and Sale

SELLER:

FS TOWNE CROSSING, L.P.,
a Texas limited partnership

By: Management Solutions Incorporated, a Texas corporation, its General Partner

By: /s/ Evan K. Jacobson
Printed Name: Evan K. Jacobson
Title: V.P.

FOUNTAIN GREEN, LLC, a Utah limited liability company

By: /s/ R. Lynn Baniff
Printed Name: Fountain Green L.C.
Title: Manager

Signature Page of Purchaser to First Amendment to and
Joinder and Ratification of Agreement of Purchase and Sale

PURCHASER:

TRIPLE NET PROPERTIES, LLC,

a Virginia limited liability company

By: /s/ Richard Hutton
Printed Name: Richard Hutton
Title: Executive Vice President